UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

D.R. Horton, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 4, 2010, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”) entered into a Third Amendment to the Master Repurchase Agreement dated March 27, 2008, as amended by, the First Amendment to the Master Repurchase Agreement, dated March 5, 2009, and the Second Amendment to the Master Repurchase Agreement, dated September 23, 2009 (the Master Repurchase Agreement, as amended, the “Repurchase Facility”).

The primary purpose of the Repurchase Facility is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to buyers against the transfer of funds by buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein. The Third Amendment increases the maximum aggregate commitment of the Repurchase Facility from $100 million to $150 million or, on the last five business days of any fiscal quarter of DHI Mortgage and the first seven business days of the following fiscal quarter, to $175 million. Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee their homebuilding debt.

Generally, advances under the Repurchase Agreement carry a Pricing Rate based on the greater of 1.25% or the Libor Rate plus the Applicable Margin. The Applicable Margin is defined in the Repurchase Agreement as 2.5% for advances up to $150 million and 3.0% for any advances over $150 million. Seller also agrees to pay the Administrative Agent a facility fee in an amount equal to one-fourth of one percent (0.25%) of the Maximum Aggregate Commitment pursuant to the Third Amendment. The Repurchase Facility has a term of the earlier of (i) March 4, 2011, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any Governmental Authority or by operation of law. The Third Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Other operative provisions amended by the Third Amendment are as set forth in the Third Amendment attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Master Repurchase Agreement, dated March 4, 2010 by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: March 5, 2010	By: /s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment to Master Repurchase Agreement, dated March 4, 2010, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer.